Exhibit 10.1

AMENDMENT NO. 1

TO

ASSET PURCHASE AGREEMENT

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this “Amendment”) is entered into as of June 26, 2009, by and among HY-TECH HOLDINGS, INC., a Delaware corporation (successor in interest by merger to Hy-Tech Machine, Inc., a Pennsylvania corporation) (“Hy-Tech Holdings”), QUALITY GEAR HOLDINGS, INC., a Delaware corporation (successor in interest by merger to Quality Gear & Machine, Inc., a Pennsylvania corporation) (together with Hy-Tech Holdings, “Sellers”), HTM ASSOCIATES, a Pennsylvania general partnership (“HTM”), Robert H. Ober, Elizabeth Smail, James J. Browne, Daniel Berg and James Hohman (collectively, the “Shareholders”) and Hy-Tech Machine, Inc., a Delaware corporation (“Purchaser”).

RECITALS

Sellers, HTM, the Shareholders and Purchaser are parties to that certain Asset Purchase Agreement dated as of February 12, 2007 (the “Agreement”); and

Pursuant to a Guaranty dated as of February 12, 2007, P&F Industries, Inc., a Delaware corporation (the “Guarantor”), guaranteed the prompt and faithful performance of all of the Purchaser’s obligations under the Agreement; and

The parties hereto desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the recitals and the agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.             All capitalized terms used herein shall have the meanings assigned to them in the Agreement unless expressly defined otherwise in this Amendment.

2.             Notwithstanding the terms and conditions of the Agreement, including but not limited to those contained in Section 2.2.5, Purchaser shall pay to Hy-Tech Holdings an aggregate of $2,292,942 as set forth below, in complete satisfaction of all Contingent Consideration obligations set forth in the Agreement, including but not limited to such amounts classified in the Agreement as “Contingent Consideration”, “Amendment Contingent Consideration” and/or “Additional Supplemental Additional Contingent Consideration”:

(i)            Five Hundred Seventy Three Thousand Two Hundred Thirty-Five and Fifty One-Hundredths ($573,235.50) Dollars which is hereby acknowledged and confirmed to have been received in full by Hy-Tech Holdings on or about May 18, 2009; and

(ii)           One Million Seven Hundred Nineteen Thousand Seven Hundred Six and Fifty One-Hundredths ($1,719,706.50) Dollars shall be paid by Purchaser’s execution and delivery of a subordinated promissory note of Purchaser to Sellers (the “Promissory Note”) dated as of May 16, 2009, the payment of which shall be guaranteed by the Guarantor, in the form set forth as Exhibit A hereto, contemporaneously with the execution and delivery of this Amendment.

3.             Contemporaneously with the execution and delivery of this Amendment, Purchaser shall further deliver to Hy-Tech Holdings the following:

(i)            That certain security agreement of even date, between Hy-Tech and Purchaser, duly executed by Purchaser, in the form of Exhibit B attached hereto (the “Security Agreement”);

(ii)           That certain second mortgage of even date granted by Purchaser to Hy-Tech Holdings relating to the Cranberry Property, duly executed by Purchaser, in the form of Exhibit C attached hereto (the “Second Mortgage”); and

(iii)          That certain subordination agreement of even date among Sellers, Purchaser and Citibank, N.A., as administrative agent, duly executed by Purchaser, in the form of Exhibit D attached hereto (the “Subordination Agreement”, and together with the Promissory Note, the Security Agreement, and the Mortgage, the “Other Amendment Documents”).

4.             Contemporaneously with the execution and delivery of this Amendment, Hy-Tech Holdings shall deliver to the Purchaser the following:

(i)            The Security Agreement, duly executed by Hy-Tech Holdings;

(ii)           The Subordination Agreement, duly executed by Hy-Tech Holdings; and

(iii)          The Promissory Note, duly acknowledged and agreed to by Hy-Tech Holdings.

5.             Within forty-five (45) days after the date hereof, the Purchaser shall reimburse the Sellers for all reasonably incurred legal fees incurred in connection with the negotiation, review and drafting of this Amendment and the Other Amendment Documents, subject to a maximum of Ten Thousand ($10,000) Dollars.

6.             Except as it has been specifically amended hereby, the Agreement shall from and after the date hereof continue in full force and effect.

7.             The Agreement, as amended by this Amendment, together with the Other Amendment Documents, sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter hereof. The Agreement, as amended by this Amendment, may not be further amended except by a written agreement executed in accordance with the Agreement.

8.             If any provision of this Amendment is determined to be illegal or unenforceable, such provision will be deemed amended to the extent necessary to conform to applicable law or, if it cannot be so amended without materially altering the intention of the parties, it will be deemed stricken and the remainder of the Amendment will remain in full force and effect.

9.             This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

WITNESS the execution of this Amendment as of the 26th day of June, 2009.

PURCHASER

HY-TECH MACHINE, INC.

By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President

SELLERS

HY-TECH HOLDINGS, INC.

By:	/s/ Robert H. Ober
Robert H. Ober
President

QUALITY GEAR HOLDINGS, INC.

By:	/s/ Robert H. Ober
Robert H. Ober
President

HTM ASSOCIATES

By:	/s/ Robert H. Ober
Robert H. Ober
Partner

SHAREHOLDERS

/s/ ROBERT H. OBER
ROBERT H. OBER

/s/ ELIZABETH SMAIL
ELIZABETH SMAIL

/s/ JAMES J. BROWNE
JAMES J. BROWNE

/s/ DANIEL BERG
DANIEL BERG

/s/ JAMES HOHMAN
JAMES HOHMAN